Exhibit 4.2

DOMINION ENERGY, INC.,

Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Indenture

Dated as of November 1, 2017

Variable Denomination Floating Rate

Demand Notes

Reconciliation and Tie between Trust Indenture Act of 1939 and

Indenture, dated as of November 1, 2017

between

Dominion Energy, Inc., Issuer

and

Deutsche Bank Trust Company Americas, Trustee

Trust Indenture Act Section	Indenture Section
§310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	609
(b)	608
610
§311(a)	613
(b)	613
(b)(2)	703(a)(3)
703(b)
§312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§313(a)	703(a)
(b)	703(b)
(c)	703(a), 703(b)
(d)	703(c)
§314(a)(1)	704
(a)(2)	704
(a)(3)	704
(a)(4)	1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§315(a)	601(a)
(b)	602
703(a)(6)
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(e)

Trust Indenture Act Section	Indenture Section
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS*

*	This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

INDENTURE dated as of November 1, 2017, between DOMINION ENERGY, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company”), having its principal office at 120 Tredegar Street, Richmond, Virginia 23219, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, duly organized and existing under the laws of the State of New York, having its Corporate Trust Office at 60 Wall Street, 16th Floor, New York, New York 10005, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured variable denomination floating rate demand notes (herein called the “Securities”) pursuant to the Plan (as defined below).

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4) the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Bank” means a bank, corporation or other legal entity, and its successors and assigns, appointed by the Company to act as agent under the Plan and to perform all functions required of such agent pursuant to the provisions of the Plan, and which may serve as Paying Agent pursuant to the provisions of this Indenture. The initial Agent Bank shall be The Northern Trust Company.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a resolution of the Company, in the form of a resolution of the Board, in the form of a resolution of a duly constituted committee of the Board, or in the form of a resolution of two or more senior officers (that is, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Corporate Secretary or the General Counsel) of the Company, authorizing, ratifying, setting forth or otherwise validating agreements, execution and delivery of documents, the issuance, form and terms of Securities, or any other actions or proceedings pursuant or with respect to this Indenture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Agent Bank is authorized or obligated by law to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Committee” means the Dominion Energy Reliability Investment Committee established pursuant to the Plan to supervise the administration of the Plan.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any two Officers or by any Officer and either an Assistant Treasurer or an Assistant Corporate Secretary of the Company and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is located at 60 Wall Street, 16th Floor, New York, New York 10005, Attention: Corporates Department, Dominion Energy, Inc. Account Manager.

“corporation” includes corporations, associations, companies and business trusts.

“Event of Default” has the meaning specified in Section 501.

“Holder” means, with respect to a Security, a Person in whose name at the time a particular Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one (1) or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Maximum Account Balance” means, at any time, the amount specified by the Committee at such time as the maximum principal amount of a Security.

“Minimum Account Balance” means, at any time, the amount specified by the Committee at such time as the minimum principal amount of a Security.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law to close.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Corporate Secretary or the Controller of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by any Officer and either an Assistant Treasurer or an Assistant Corporate Secretary of the Company, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities in which Holders have made investments as shown on the Security Register, except:

(i) Securities or portions thereof theretofore redeemed by the Holders pursuant to the provisions of the Plan and this Indenture;

(ii) Securities or portions thereof theretofore redeemed by the Company pursuant to the provisions of this Indenture;

(iii) Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Securities; provided that, if such Securities are to be redeemed at the option of the Company, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice,

consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company. The initial Paying Agent shall be The Northern Trust Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means the Dominion Energy Reliability Investment Plan established by the Company and in effect on the date hereof, as the same may be amended or supplemented from time to time.

“principal amount”, when used with reference to a Security, means, as of a particular time, the sum of the funds invested in a Security, plus the sum of interest accrued, paid and reinvested in a Security, less the sum of redemptions from time to time.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Responsible Officer” means any officer of the Trustee in its corporate trust department and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” means any Variable Denomination Floating Rate Demand Note or Notes, as the case may be, issued pursuant to the Plan and under this Indenture, which are evidenced by an individual record or entries in the name of the particular Holder established on the Security Register.

“Security Register” has the meaning specified in Section 1002.

“Security Registrar” means the agent of the Company maintaining the Security Register pursuant to Section 1002.

“Subsidiary” means a corporation, partnership, limited liability company or other entity more than 50% of the outstanding Voting Equity of which is owned, directly or indirectly, by the Company or one (1) or more Subsidiaries, or by the Company and one (1) or more Subsidiaries.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include its successors as Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words (other than “assistant”) added before or after the title “vice president.”

“Voting Equity,” means stock or other ownership interests having ordinary voting power for the election of directors or other managers of a corporation, partnership, limited liability company or other entity, whether at all times or only so long as no senior class of stock or other ownership interests has such voting power by reason of any contingency.

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one (1) such Person, or that they be so certified or covered by only one (1) document, but one (1) such Person may certify or give an opinion with respect to some matters and one (1) or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one (1) or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one (1) instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers’ Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company that could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or negligence. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

Section 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one (1) or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership and principal amount of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act which record date shall be the later of ten (10) days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701 of this Indenture prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons shall be entitled to take such action or to revoke any such previous action, whether or not such persons continue to be Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective for more than one hundred twenty (120) days after such record date.

Section 105. Notices, Etc., to Trustee, Company and Agent Bank.

Any request, demand authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporates Department, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company; or

(3) the Agent Bank by the Company or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Agent Bank at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, Attention: Division Manager, Treasury Management Services, or at any address previously furnished in writing to the Company and the Trustee by the Agent Bank; or

(4) the Agent Bank by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if given in such manner, including notification address, as may from time to time be determined by the Committee, following consultation with the Agent Bank, as most recently provided in writing to the Holders or publicly announced or published by the Company in any appropriate format or manner, including posting on any Company-sponsored Internet Web site relating to investment in or redemption of the Securities.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such electronic instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

Section 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law; Waiver of Jury Trial.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES. To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts in the jurisdiction in which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law.

Section 113. Legal Holidays.

In any case where any Redemption Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of the redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, provided that no interest shall accrue on the payment so deferred for the period from and after such Redemption Date.

Section 114. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 115. U.S.A. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

ARTICLE TWO

AMOUNT, FORM, PRIORITY, PAYMENT, INTEREST AND

RESTRICTION ON TRANSFER OF SECURITIES

Section 201. Amount Unlimited.

The Securities shall be issued pursuant to the Plan and under this Indenture in an unlimited aggregate principal amount. The Securities shall not be required to be in any particular denomination, whether minimum or otherwise.

Section 202. Form.

The Securities shall be issued in uncertificated form and no certificate or other instrument evidencing the Securities will be issued. The Securities shall have no stated maturity and shall be redeemable at the option of the Company or the Holders thereof in accordance with the provisions contained in Article Three.

Section 203. Priority.

The Securities shall be unsecured and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Section 204. Payment.

The Securities shall be payable at the office or agency of the Company maintained for such purpose as may from time to time be designated in writing to the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. The initial such agency of the Company shall be The Northern Trust Company.

Section 205. Restriction on Transfer of Securities.

The Securities may not be transferred, in whole or in part, either directly or by operation of law or otherwise, except if and to the extent provided in the Plan.

ARTICLE THREE

REDEMPTION OF SECURITIES

Section 301. Redemption of All or Part of the Securities.

The Company may redeem, at any time in its discretion, all or any portion of any of the Securities issued pursuant to the Plan and under this Indenture. In case the Company shall desire to exercise any right to redeem all, or, as the case may be, any part of the Securities, it shall fix a date for redemption and shall mail or cause to be mailed a notice of such redemption at least twenty (20) and not more than sixty (60) days (except as otherwise provided in the Plan) prior to the date fixed for redemption to the Holders of Securities so to be redeemed at their last addresses as the same appear on the Security Register and to the Trustee. Such mailing shall be by first class mail or by such other method as shall be provided for in the Plan. The notice, if mailed or otherwise given in accordance with the method provided for in the Plan, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or such other method or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Each such notice of redemption pursuant to this Section 301 shall specify the Redemption Date, the principal amount of the Security being redeemed, the manner in which the redemption price for the Security being redeemed shall be paid (which shall be by check mailed to the Holder unless otherwise specified in such notice) and that on and after the Redemption Date any interest on the Security, or on the portions thereof, being redeemed will cease to accrue.

Section 302. Redemption of a Specified Holder’s Securities.

(a) In addition to its right to redeem all or any part of the Securities under Section 301, the Company may redeem the Securities of specified Holders as set forth in this Section 302.

(b) The Company may redeem, at any time, in its discretion, all of the Securities of a Holder if the aggregate principal amount of the Securities held by such Holder is below the Minimum Account Balance and no investment has been made in Securities by such Holder (other than interest accrued and reinvested pursuant to provisions of the Plan) for a period of three calendar months immediately preceding the determination of such deficiency (or such other period as the Committee from time to time may determine). The Company will notify a Holder of its intention to redeem such Holder’s Securities under this Section 302(b). If such Holder does not make additional investments in Securities to increase the aggregate principal amount of the Securities held by such Holder to equal or exceed the Minimum Account Balance during the period of thirty (30) days following the date of such notice, the Company may redeem all of such Holder’s Securities on the thirty-first (31st) day following the date of such notice, which date shall be the Redemption Date for the redemption of such Securities. Such notice shall specify that on and after the Redemption Date any interest on the Securities being redeemed will cease to accrue.

(c) The Company may redeem, at any time, in its discretion, all or any portion of the Securities of a Holder if the aggregate principal amount of the Securities held by such Holder exceeds the Maximum Account Balance for a continuing period of three calendar months immediately preceding the determination of such excess (or such other period as the Committee from time to time may determine). The Company will notify a Holder of its intention to redeem such Holder’s Securities under this Section 302(c) to the extent the aggregate principal amount thereof exceeds the Maximum Account Balance (or such greater amount as the Company may specify in such notice). If such Holder does not redeem Securities in an amount sufficient to reduce the aggregate principal amount of the Securities held by such Holder to an amount equal to or less than the Maximum Account Balance during the period of thirty (30) days following the date of such notice, the Company may redeem such Holder’s Securities to the extent the aggregate principal amount thereof exceeds the Maximum Account Balance (or such greater amount as is specified by the Company in such notice) on the thirty-first (31st) day following the date of such notice, which date shall be the Redemption Date for the redemption of such amount of the Securities. Such notice shall specify that on and after the Redemption Date any interest on the Securities being redeemed will cease to accrue.

(d) The Company shall have the right to redeem any Securities of any Holder who is not or is no longer eligible to invest in the Securities in accordance with the Plan, or who has abused or misused the investment or redemption provisions applicable to the Securities or whose investments are otherwise inconsistent with the objectives of the Plan, in each case as the Company determines in its sole judgment and discretion. In the event of such a redemption, the Company shall notify the Holder of its intention to redeem, pursuant to this Section 302(d), in full such Holder’s Securities on the third Business Day following the date of the Company’s notice, which date shall be the Redemption Date for the redemption of such Securities. Such notice shall specify that on and after the Redemption Date any interest on the Securities being redeemed will cease to accrue.

Section 303. Payment of Redemption Price for Company Redemptions; Selection of Securities for Redemption.

If notice of redemption has been given as provided in Section 301 or Section 302, the Securities, or portions thereof, with respect to which such notice has been given shall become due and payable on the Redemption Date at a redemption price equal to 100% of the principal amount thereof being redeemed plus accrued and unpaid interest thereon to the Redemption Date less any applicable fees established under the Plan, and on and after the Redemption Date (unless the Company shall default in the payment of such Securities, together with any interest accrued and unpaid to the Redemption Date and less any applicable fees) any interest on the Securities, or on the portions thereof, so called for redemption shall cease to accrue.

On or prior to the Redemption Date specified in the notice of redemption given as provided in Section 301 or Section 302, the Company will deposit with the Trustee, the Agent Bank or with one (1) or more Paying Agents an amount of money sufficient to redeem on the Redemption Date all the Securities, or portions thereof, so called for redemption, together with accrued and unpaid interest to the date fixed for redemption less any applicable fees established under the Plan. If less than all the Securities are to be redeemed by the Company pursuant to Section 301, the Company will give the Agent Bank notice not less than sixty (60) days (or such shorter period as shall be acceptable to the Agent Bank) prior to the Redemption Date as to the aggregate principal amount of Securities to be redeemed and the Agent Bank shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof to be redeemed.

Section 304. Redemption at the Option of the Holder.

(a) Subject to the right of the Company to establish from time to time a minimum amount for any redemption in part, a Security may be redeemed in whole or in part at any time at the option of, and upon the demand by, the Holder by delivering to the Agent Bank in writing a notice to such effect, including by bank check drawn on the Agent Bank, or by following such other procedures as shall be established under the Plan. Such notice shall contain the information specified by the Company from time to time as the information which is required by the Company in order to properly process the redemption request. The Company may establish from time to time additional methods of redemption that may be elected by the Holder.

(b) Upon receipt by the Agent Bank of an appropriate redemption notice as provided for in clause (a) of this Section 304, the Securities, or portions thereof, with respect to which such notice has been given shall become due and payable on the Redemption Date (which date shall be no later than the next Business Day following receipt of such notice) at a redemption price equal to 100% of the principal amount thereof plus, and in the case of a redemption of all Securities held by such Holder, accrued and unpaid interest thereon to the Redemption Date less applicable fees established under the Plan. In the case of any redemption, whether in whole or in part, on and after the Redemption Date (unless the Company shall default in the payment of the Securities, together with any interest accrued to the Redemption Date) any interest on the Securities (or portions thereof) so called for redemption shall cease to accrue.

(c) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 304, the Company will deposit with the Trustee, the Agent Bank or with one (1) or more Paying Agents an amount of money sufficient to redeem on the Redemption Date all the Securities, or portions thereof, with respect to which the notice of redemption has been given, together with accrued and unpaid interest to the date fixed for redemption. The amount of any redemption at the option of the Holder under this Section 304 shall be paid by check sent to the Holder at such Holder’s registered address, provided that the Company may establish from time to time additional methods that may be elected by the Holder for this payment of such redemption amount.

Section 305. Redemption by Offsetting Application of Fees.

The Company may from time to time redeem, without prior notice to any Holder, all or a portion of the Securities of a Holder in an amount equal to any applicable fees established under the Plan that are then owed by such Holder. In such instance, the redemption proceeds shall be deemed paid by reducing the principal amount of such Holder’s Securities by the amount of such unpaid fees, which reduction shall be applied to the payment of such fees. Such redemption shall be effective upon notice from the Company to the Agent Bank, and the date of such notice shall be the Redemption Date for the redemption of such amount of the Securities. On the Redemption Date any interest on the portion of the Securities so called for redemption shall cease to accrue. Notice of such redemptions shall be provided to any such Holder in the manner and at the times as determined from time to time by the Committee.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401. Satisfaction and Discharge of Indenture.

If at any time (a) the Company shall have terminated the Plan pursuant to its provisions, (b) all the Securities shall have become due and payable, (c) the Company shall have deposited or caused to be deposited with the Trustee as trust funds the entire amount sufficient to pay all the Securities (other than Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 1003), including principal and interest due or to become due to such date of maturity or, if the Company shall have given notice for the full redemption of all outstanding Securities, the date of redemption, and (d) the Company shall have paid or caused to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture, the Plan or the Securities.

Section 402. Application of Trust Money.

All moneys deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent, to the Holders of the Securities for the payment of which such moneys have been deposited with the Trustee of all sums due and to become due thereon for principal and interest. The Trustee shall be under no obligation to invest or pay interest on any moneys so held in trust.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Events of Default” means any one (1) of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any part of or all the principal of or interest on any Security as and when the same shall be due and payable, in accordance with the then current provisions and rules and regulations of the Plan and this Indenture; provided, however, that (a) the failure of the Company to make any payment of the principal of or interest on any Security, or any delay in making such payment shall not be considered in determining whether an “Event of Default” shall have occurred if (i) the Agent Bank in good faith believes that the Security is subject to a conflicting claim, attachment, lien or proceeding, or any person demanding such payment is not, or may not be, legally entitled thereto, or the amount of the payment demanded exceeds the principal amount of the Security according to the Security Register, or the demand for payment has not been made in accordance with the then current provisions and rules and regulations of the Plan, or the payment cannot be made in accordance with the then current provisions and rules and regulations of the Plan or (ii) the Company shall have paid over to the Trustee for deposit to an account not subject to offset, charge or encumbrance by the Trustee the amount of the principal of or interest on any Security which has become due and payable, and if requested by the Trustee the Company shall have furnished the Trustee with an Officers’ Certificates as to the matters described in the foregoing clauses (i) and (ii); and (b) an administrative error relating to a Security or improperly identifying the Security of a Holder shall not be considered in determining whether an “Event of Default” shall have occurred unless such error shall have continued uncorrected for a period of sixty (60) days after written notification thereof to the Agent Bank and the Trustee by the related Holder; or

(2) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a default referred to in clause (1) above), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in the principal amount of the Outstanding Securities may declare all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

(B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

(C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if default is made in the payment of the principal of or interest on any Security when the same shall have become due and payable the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607; and

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

Section 507. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than a majority in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such sixty (60)-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one (1) or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment pursuant to the Plan of the principal of and interest on such Security on the applicable due date provided therefor (or, in the case of redemption, on the Redemption Date), less applicable fees established under the Plan to which the Holders shall be deemed to consent, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) subject to Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee shall reasonably determine, in good faith, that the action or proceeding so directed would be unjustly prejudicial to any Holders not joining in such direction or would involve the Trustee in any personal liability unless indemnified to its reasonable satisfaction, and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on the Security on or after the applicable due date therefor provided pursuant to the Plan (or, in the case of redemption, on or after the Redemption Date).

Section 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived: provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 501(2) with respect to the Securities, no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee shall not be charged with knowledge of any default hereunder or any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities and such notice references the Indenture and the Securities;

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and by any other agent or custodian employed to act hereunder; and

(n) in no event shall the Trustee be liable for the misconduct or negligence or for any acts or omissions of the Agent Bank.

Section 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. May Hold Securities.

Subject to the provisions of the Plan with respect to Persons who may hold Securities, the Trustee, the Agent Bank, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner of Securities and, subject to Section 608 and the provisions of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Agent Bank, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel), except any such expense, disbursement or advance as may be determined to have been caused by its own negligence or willful misconduct; and

(3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities upon all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 608. Disqualification; Conflicting Interests.

The Trustee shall be subject to the provisions of Section 310(b) of the Trustee Indenture Act during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second-to-last paragraph of Section 310(b) of the Trust Indenture Act.

Section 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 609 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, unless the Trustee’s duty to resign has been stayed as provided in Section 310(b) of the Trust Indenture Act, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 613. Preferential Collection of Claims Against Company.

(a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three (3) months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three (3) months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three (3) months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three (3) months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three (3) months’ period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

(c) For the purposes of this Section only:

(1) the term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(2) the term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(3) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(4) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

(5) the term “Company” means any obligor upon the Securities; and

(6) the term “Federal Bankruptcy Code” means the Bankruptcy Code or Title 11 of the United States Code.

ARTICLE SEVEN

HOLDERS’ LIST AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not later than February 1 and August 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding January 15 or July 15, as the case may be and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished.

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar, if then so acting.

Section 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if then so acting. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) New York Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one (1) or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

Section 703. Reports by Trustee.

(a) Within sixty (60) days after May 15 of each year beginning with the year 2018, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transmitted):

(1) any change to its eligibility under Section 609 and its qualifications under Section 608;

(2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

(4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in a manner described in Section 311(b)(2), (3), (4), or (6) of the Trust Indenture Act;

(5) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6) any additional issue of Securities which the Trustee has not previously reported (for purposes of this report, all Securities issued under the Plan shall be treated as a single issue of Securities); and

(7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

(b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed or delisted on any stock exchange.

Section 704. Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within thirty (30) days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

All information, documents and reports described in this Section 704 and filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or any successor system shall be deemed to be filed with the Trustee as of the time they are filed via such system; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the Electronic Data Gathering, Analysis, and Retrieval system or any successor system.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Company May Consolidate, Etc., on Certain Terms.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company) lawfully entitled to acquire the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, conveyance, transfer or lease, (i) the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by indenture supplemental hereto, in form satisfactory to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired such properties and assets, and (ii) the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one (1) or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to secure the Securities; or

(5) to reflect any amendments, modifications or other changes to the Plan that by the terms of the Plan or this Indenture may be made at the discretion of the Committee; or

(6) to modify, suspend or eliminate any of provisions herein providing for the right of the Company to redeem, or the right of the Holders to cause the Company to redeem, the Securities; provided, however, that no such modification, suspension or elimination shall affect the right of any Holder unless the Company shall have provided notice of such proposed action to such Holder in sufficient time prior to its effective date to allow such Holder to redeem its Securities in accordance with the terms in effect prior to the effective date of such modification, suspension or elimination, and provided further that no such modification, suspension or elimination may diminish the principal of any Security or unpaid interest on any Security; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, pursuant to the requirements of Section 611; or

(8) to amend or supplement any provision contained herein or in any indenture supplemental hereto to conform the terms of the Indenture or the supplemental indenture to the descriptions thereof appearing in a preliminary prospectus, prospectus, prospectus supplement (including any pricing term sheet), offering memorandum or offering circular relating to the Securities as evidenced by an Officer’s Certificate; or

(9) to cure any ambiguity, or correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect.

Section 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder or each Outstanding Security affected thereby,

(1) change the character of the Securities from being payable on demand or reduce the principal amount of or the unpaid interest on any Security or impair the right to institute suit for the enforcement of any such payment on or after the applicable due date thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3) change any obligation of the Company, with respect to Outstanding Securities, to maintain an office or agency for the purposes specified in Section 1002, or

(4) modify any of the provisions of this Section, Section 513 or Section 1005, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE TEN

COVENANTS

Section 1001. Administration of Plan; Payment of Principal and Interest.

(a) The Company covenants and agrees to maintain and administer the Plan and the Securities issued pursuant thereto in accordance with the provisions of the Plan, as the same may from time to time be in force and effect, and this Indenture; provided, however, that nothing herein shall prevent the Company from exercising any of its rights to amend, modify or terminate the Plan, or to adopt, amend or rescind the rules established under the Plan, as provided therein.

(b) The Company covenants and agrees for the benefit or Holders of Securities that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Plan and this Indenture. Interest will accrue on the Securities in accordance with the provisions of the Plan. The interest rate on the Securities shall be determined in accordance with the provisions of the Plan. Interest rates will vary from time to time. There are no minimum or maximum interest rates. In the event of a change in the rate of interest to be paid on the Securities, the Company will promptly make available to the Trustee and the Agent Bank the new rate. The failure by the Trustee or the Agent Bank to receive notice of such change shall not affect the validity or effectiveness of such change.

(c) The Company covenants and agrees to maintain (i) a Paying Agent for the purpose of making payments of principal of and interest on the Securities, and (ii) an Agent Bank for the purpose of administering the Plan in accordance with the terms thereof and of the Indenture. The Company will give prompt notice to the Trustee and the Holders of the notice address, and any change in the notice address, of any Paying Agent or the Agent Bank.

Section 1002. Maintenance of Security Register; Maintenance of Office or Agency.

(a) The Company will, or will cause the Agent Bank or another agent of the Company to, keep proper books of record and account in which full and correct entries shall be made of all funds invested in the Securities, together with interest accrued thereon, and all redemptions thereof, and which shall contain the names and addresses of all Holders and the principal amounts of their respective Securities (collectively, the “Security Register”).

(b) The Company will maintain in the City of Richmond, Virginia an office or agency where notices and demands hereunder may be served upon the Company or the Committee, as appropriate, in respect of the Securities and this Indenture. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Section 1003. Money for Securities Payments to Be Held in Trust.

Whenever the Company shall have one (1) or more Paying Agents, it will, on or prior to each due date of the principal of, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest on the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for one (1) year after such principal or interest has become due and payable shall be paid to the Company on request of the Company; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each New York Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30)  days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Certificate of Officers of the Company.

On or before one hundred twenty (120) days after the end of each fiscal year beginning with the fiscal year ending December 31, 2017, the Company will file with the Trustee an Officers’ Certificate stating, as to each signer, whether or not the signer has obtained knowledge of any action or failure to act on the part of the Company during the preceding fiscal year in violation of any covenant, agreement, provision or condition contained in this Indenture and, if so, specifying each such default of which the signer may have knowledge and the nature thereof. For purposes of this Section 1004, compliance shall be determined without regard to any period of grace or requirement of notice provided pursuant to the terms of this Indenture. At least one (1) of the Persons signing such Officers’ Certificate shall be the Company’s principal executive officer, principal financial officer or principal accounting officer.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DOMINION ENERGY, INC.

By	/s/ James R. Chapman
James R. Chapman
Senior Vice President – Mergers & Acquisitions and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS By: Deutsche Bank National Trust Company

By	/s/ Robert S. Peschler
Robert S. Peschler
Vice President

By	/s/ Annie Jaghatspanyan
Annie Jaghatspanyan
Vice President

[Indenture Signature Page]